UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

IF BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Activist Fund, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell Scott J. Dworschak Douglas P. Hutchison Jr.
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2025 annual meeting of stockholders of IF Bancorp, Inc., a Maryland corporation (the “Company”).

On September 11, 2025, Stilwell delivered the following letter to the Company’s stockholders:

Stilwell Activist Investments, L.P.

111 BROADWAY • 12TH FLOOR

NEW YORK, NY 10006

(787) 985-2194

INFO@STILWELLGROUP.COM

September 11, 2025

Dear Fellow IROQ Owners,

At last year’s annual meeting, you – the owners of the company – sent a loud and unmistakable message to its board of directors: PROMPTLY SELL THE BANK. The precatory proposal calling for IROQ’s sale was approved by shareholders.

And what has the board done since then? Nothing that we can see.

Is the board willfully ignoring the owners or are they simply incapable of following instructions? Are they oblivious or just incompetent, or both? Maybe they’re “working on it,” but don’t you think a competent board could have managed a sale by now?

At this year’s annual meeting, we are running a highly qualified nominee to replace director Alan D. Martin, the bank’s former President and CEO who has served with the company since 1973 – over 50 years – that’s before I was born!

It’s time to let go.

We look forward to communicating with you in the upcoming weeks in connection with our nomination of Scott J. Dworschak for election to the board at this year’s annual meeting.

Respectfully, Megan Parisi (787) 985-2194 mparisi@stilwellgroup.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2025 annual meeting of stockholders (the “Annual Meeting”) of IF Bancorp, Inc., a Maryland corporation (the “Company”).

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ANY PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF PROXY MATERIALS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are currently anticipated to be Stilwell Activist Investments, L.P., a Delaware limited partnership (“Stilwell Activist Investments”), Stilwell Activist Fund, L.P., a Delaware limited partnership (“Stilwell Activist Fund”), Stilwell Partners, L.P., a Delaware limited partnership (“Stilwell Partners”), Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell, Scott J. Dworschak, and Douglas P. Hutchison Jr., each of whom is an individual.

As of the close of business on September 10, 2025, Stilwell Activist Investments directly owned 231,651 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), including 178,048 shares held in record name. As of the close of business on September 10, 2025, Stilwell Activist Fund directly owned 43,529 shares of Common Stock. As of the close of business on September 10, 2025, Stilwell Partners directly owned 22,219 shares of Common Stock. Stilwell Value LLC, as the general partner of each of Stilwell Activist Investments, Stilwell Activist Fund, and Stilwell Partners, may be deemed to beneficially own the 297,399 shares of Common Stock owned in the aggregate by Stilwell Activist Investments, Stilwell Activist Fund, and Stilwell Partners. Mr. Stilwell, as the managing member and sole owner of Stilwell Value LLC, may be deemed to beneficially own the 297,399 shares of Common Stock owned in the aggregate by Stilwell Activist Investments, Stilwell Activist Fund, and Stilwell Partners. As of the close of business on September 10, 2025, Messrs. Dworschak and Hutchison did not beneficially own any securities of the Company.